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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 10, 1997


                          SWISSRAY INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

   New York                       0-26972                 16-0950197
(State or Other                 (Commission               (IRS Employer
Jurisdiction of                  File Number)              Identification
Incorporation)                                             Number)

c/o Gary B. Wolff, P.C., 747 Third Avenue, New York, NY                10017
(Address of principal executive offices)                            (Zip code)

Registrant's telephone number, including area code        NY 212-644-6446
                                                     Switzerland 011 41419199050

_______________________________________________________________________________
          (Former name or former address, if changed since last report)



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ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the registrant sold by the registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

 A. TITLE AND AMOUNT OF SECURITIES SOLD AND THE DATE OF THE TRANSACTION - convertible debentures issued for aggregate gross principal of $3,500,000 convertible into shares of $.01 par value common stock in the manner indicated in Item 9 E below.

 B.      NAME OF THE PLACEMENT AGENT(S) IS - Targas Trading Ltd.

 C. CONSIDERATION RECEIVED - Total consideration paid by financing participants for issuance of convertible debentures was $3,500,000 with Registrant receiving net of $3,085,000 after deduction of cash commissions and escrow fees but exclusive of fees paid for legal services rendered.

 D. PERSONS OR CLASSES OF PERSONS TO WHOM THE SECURITIES WERE SOLD AND EXEMPTION FROM REGISTRATION CLAIMED - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Off-Shore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act and has further warranted and represented that such person(s) is an "accredited" investor as defined under the Act.

 E. TERMS OF CONVERSION - One-third of the convertible debentures (hereinafter "debentures") are convertible into shares of common stock any time after 50 days following closing of the funding, one-third of the debentures are convertible into shares of common stock of the Company any time after 65 days following the closing of the funding and the remaining debentures are convertible into shares of common stock of the Company any time after 80 days following the closing of the funding; each at 81% of the average closing bid price for the five trading days preceding the date of conversion. Those debentures not converted are subject to mandatory conversion 36 months following closing.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SWISSRAY International, Inc.


                                               By      /Ruedi G. Laupper/
                                                  ---------------------------
                                                  Ruedi G. Laupper, President

Date:  January 16, 1997



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